Exhibit 8.1

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP
A Delaware Limited Liability Partnership
801 17th Street, NW
Washington, DC 20006
Tel: +1.202.639.7000
Fax: +1.202.639.7003
www.friedfrank.com

April 3, 2023

Sinclair Broadcast Group, Inc.

10706 Beaver Dam Road

Hunt Valley, MD 21030

Ladies and Gentlemen:

We have acted as tax counsel to Sinclair Broadcast Group, Inc., a Maryland corporation (“SBG”), in connection with (i) the share exchange (the “Share Exchange”) between SBG and Sinclair, Inc. f/k/a Sinclair Broadcast Holdings I, Inc., a Maryland corporation (“New Holdco”), pursuant to the Agreement of Share Exchange and Plan of Reorganization (the “Share Exchange Agreement”), dated as of April 3, 2023, between SBG and New Holdco, and the Articles of Share Exchange to be filed with the Maryland State Department of Assessments and Taxation (the “MSDAT”) (the “Articles of Share Exchange,” and together with the Share Exchange Agreement, the “Share Exchange Documents”) and (ii) immediately following the effectiveness of the Share Exchange, the conversion of SBG to a Maryland limited liability company (the “Conversion,” and together with the Share Exchange, the “Reorganization”), pursuant to the Articles of Conversion to be filed with the MSDAT (the “Articles of Conversion,” and together with the Share Exchange Documents, the “Reorganization Documents”). All capitalized terms used but not otherwise defined herein have the meaning ascribed to them in the Share Exchange Agreement.

At your request, and in connection with the filing of the Form S-4 to which this opinion is attached as Exhibit 8.1 by New Holdco on the date hereof with the Securities and Exchange Commission (the “Registration Statement”), including the joint proxy statement/prospectus forming a part thereof, we are rendering our opinion regarding certain U.S. federal income tax matters.

In connection with this opinion, and with your consent, we have reviewed and relied upon the accuracy and completeness, without independent investigation or verification, of the following: (i) the Reorganization Documents; (ii) the Registration Statement, including the joint proxy statement/prospectus forming a part thereof; (iii) the factual statements and representations made by and on behalf of SBG and New Holdco, in their tax representation letter (the “Tax Representation Letter”), dated as of the date hereof and delivered to us for purposes of this opinion and pursuant to Section 2.1(d) of the Share Exchange Agreement; and (iii) such other documents, information and materials as we have deemed necessary or appropriate.

In rendering this opinion, we have assumed, with your permission, that: (1) all parties to the Share Exchange Agreement, and to any other documents reviewed by us, have acted and will

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Fried, Frank, Harris, Shriver & Jacobson LLP is a Delaware Limited Liability Partnership

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

A Delaware Limited Liability Partnership

Sinclair Broadcast Group, Inc.

April 3, 2023

act in accordance with the terms of the Share Exchange Agreement and such other documents; (2) the Share Exchange will be consummated and effective at the Share Exchange Effective Time pursuant to and in accordance with §§ 3-102(a)(7) and 3-114.1 of the Maryland General Corporation Law and the terms and conditions set forth in the Share Exchange Documents, without the waiver or modification of any such terms and conditions, and as described in the Registration Statement; (3) the Conversion will be consummated and effective at the Conversion Effective Time pursuant to and in accordance with §§ 3-901—3-907 of the Maryland General Corporation Law and the terms and conditions set forth in the Articles of Conversion, without the waiver or modification of any such terms and conditions, and as described in the Registration Statement; (4) all facts, information, statements, covenants, representations, warranties and agreements made by or on behalf of all parties to the Reorganization Documents in the Reorganization Documents, the Registration Statement and the Tax Representation Letter (all such facts, information, statements, covenants, representations, warranties and agreements made by such persons in such documents are collectively referred to as the “Relevant Statements”) are as of the date hereof and, at all times up to and including the Conversion Effective Time will continue to be true, complete and correct; (5) all Relevant Statements made by or on behalf of all parties to the Reorganization Documents, the Registration Statement and the Tax Representation Letter that are qualified by the knowledge and/or belief of any person or entity are and, at all times up to and including the Conversion Effective Time, will continue to be true, complete and correct as though not so qualified; (6) as to all matters as to which any person or entity represents that it is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement, there is in fact no plan, intention, understanding or agreement and, at all times up to and including the Conversion Effective Time, there will be no plan, intention, understanding or agreement; and (7) for U.S. federal income tax purposes, all parties to the Reorganization Documents will treat (and report) the Reorganization as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). We also have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures and the legal capacity of signatories. Moreover, we have assumed that all facts, information, statements and representations contained in the documents we have reviewed were true, complete and correct at the time made and will continue to be true, complete and correct in all respects at all times up to and including the Conversion Effective Time, and that all such facts, information, statements and representations can be established to the Internal Revenue Service or courts, if necessary, by clear and convincing evidence. If any of the assumptions described above are untrue for any reason, or if the Reorganization is consummated other than in accordance with the terms and conditions set forth in the Reorganization Documents, our opinion as expressed below may be adversely affected.

Our opinion is based on the Code, the United States Treasury Regulations, case law and published rulings and other pronouncements of the Internal Revenue Service, as in effect on the date hereof. No assurances can be given that such authorities will not be amended or otherwise changed at any time, possibly with retroactive effect. We assume no obligation to advise you of any such subsequent changes, or to update or supplement this opinion to reflect any change in facts, circumstances or law after the date hereof. Any change in the applicable law or regulations, or any new administrative or judicial interpretation of the applicable law or regulations, may affect the continuing validity of our opinion.

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

A Delaware Limited Liability Partnership

Sinclair Broadcast Group, Inc.

April 3, 2023

Based upon and subject to the foregoing, and to the qualifications and limitations set forth herein, and in reliance upon the representations and assumptions described herein, we hereby confirm our opinion set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences,” subject to the qualifications, limitations and assumptions set forth therein. Our opinion expressed in this letter is given only as of the effectiveness of the Registration Statement, and we undertake no responsibility to update or supplement this letter after the date of the effectiveness of the Registration Statement for any reason.

Our opinion relates solely to the specific matters set forth above, and no opinion is expressed, or should be inferred, as to any other U.S. federal, state, local or non-U.S. income, estate, gift, transfer, sales, use or other tax consequences that may result from the Reorganization. Our opinion is limited to legal rather than factual matters and has no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service or a court will agree with our opinion.

The opinion expressed herein is being furnished in connection with the filing of the Registration Statement and may not be used or relied upon for any other purpose without our prior written consent. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.1 to the Registration Statement and to the references to this opinion in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP